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                                  EXHIBIT 99.7


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MELLON INVESTOR SERVICES                                           RFP RESPONSE
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                                        [LOGO]  Mellon

                                                MELLON INVESTOR SERVICES




                                             REQUEST FOR PROPOSAL (RFP) RESPONSE
                                                          ATLANTIC COAST FEDERAL






                                          PRESENTED TO: FRIEDMAN BILLINGS RAMSEY

                                                       Prepared by: Peter Duggan



                                                         Date: February 25, 2004



CONFIDENTIALITY STATEMENT

The content of this proposal is confidential and has been prepared strictly for the above-mentioned transaction. We request that you treat this proposal and subsequent correspondence as confidential and proprietary information. You shall not distribute nor reproduce this information to any third party without Mellon Investor Services' expressed written permission.


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                                                                      Appendix A


TERMS

Mellon Investor Services has prepared the following pricing information in response to your request for services. This proposal is based on the following terms:

|X|      Mellon would act as conversion agent for the S&L conversion.

|X|      There are approximately 66,000 depositors (28,541 households).

|X| Mellon would receive files and file layouts and convert both the eligible record date file and the supplemental eligible record date file.

|X| Mellon would consolidate "like" accounts and further perform a household sort.

|X| Mellon would print the blank subscription forms and imprint the subscription forms with depositary details.

|X| Mellon will either ship the forms to the client's mail-house or will arrange for the mailing at additional cost.

|X| Friedman Billings Ramsey (FBR) would act as subscription agent, receiving the subscription forms and payments. Subscription cards would be batched daily and sent to Mellon overnight for entry onto our system.

|X| Mellon would calculate the interest due to depositors and issue checks for the interest as well as any refunds due. Mellon would reconcile the check processing and perform the tax reporting for the interest payments.

|X| Mellon will create a Folio View CD with depositor details for inquiry by the client at the end of the transaction.

|X|      FBR will handle the call center work for this project.

|X| Proxy tabulation has already been completed and not contemplated as part of this proposal.

NOT INCLUDED BUT AVAILABLE FOR PRICING SHOULD YOU BE INTERESTED ARE:

|X|      Subscription Agent Services

|X|      Mail Services

|X|      Call Center Services




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                                                                      APPENDIX B

                          MELLON INVESTOR SERVICES LLC
                                SCHEDULE OF FEES
                               AS CONVERSION AGENT

ACCEPTANCE FEE (INCLUDES PROJECT MANAGEMENT)                    $10,000.00

CONVERSION OF FILES, PER RECORD                                 $.23

CONSOLIDATION OF "LIKE" ACCOUNTS, PER CONSOLIDATED RECORD       $.10

HOUSEHOLD SORT, PER HOUSEHOLD                                   $.10

IMPRINTING SUBSCRIPTION FORMS           SET-UP                  $1,500.00
                                        8.5" x 11"..........    $.15 per form
                                        8.5" x 14"..........    $.20 per form
                                        11" x 17" (folded)..    $.25 per form

ISSUE, DELIVER AND RECONCILE PAYMENT CHECKS, EACH               $1.00

PREPARE AND FILE FORM 1099B, EACH                               $.25
With  Depositor and Appropriate Government
Agencies

FOLIO VIEW CD                                                   $3,500.00

SPECIAL SERVICES (IF REQUIRED)
* Changes to file after conversion                    $50.00/account
  including transfer journal updates
* Attorney Review of Agreement (if there are          $1,000.00
  significant variations on the standard language)
* Programming Costs                                   $250/hour
* Conversion Delays                                   $500.00
* Mail Date changes                                   $500.00
* Effective Date changes                              $500.00
* Additional Special Services                         By Appraisal

OUT OF POCKET EXPENSES                                          ADDITIONAL
Including Postage, Printing, Stationery,
Overtime, Transportation, Imprinting etc.

MINIMUM                                                         $75,000.00
Exclusive of Special Services and out of pocket expenses




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                                                                      APPENDIX C

Date

Mellon Investor Services
85 Challenger Road
Ridgefield Park, NJ 07660
Attn: Head of Administration

Dear Sir or Madam:

In response to your proposal, we agree to appoint Mellon Investor Services in the following capacities:

o        CONVERSION AGENT

We understand the pricing from your proposal which we have attached (Appendix B) is based on the terms which are also attached (Appendix A). Any material change in terms may lead to a change in pricing.

Additionally, we agree that in the event the transaction does not happen, we will pay MIS the greater of 50% of the project minimum revenue or the expense associated with work performed up to the point MIS is notified, whichever is greater. In addition, we understand we will also be billed for any out-of-pocket expenses incurred up to that point.

WE RECOGNIZE THAT YOU CANNOT BEGIN WORK ON THE TRANSACTION UNTIL WE HAVE SIGNED THIS LETTER OF INTENT AND RETURNED IT TO YOU AND THAT YOU CANNOT MAIL OR BEGIN PROCESSING UNTIL AN AGREEMENT IS EXECUTED BETWEEN OURSELVES AND MELLON.

Please contact me with your working party list as soon as practicable.

Sincerely,




Agreed  Accepted:

Signature: /s/ Robert J. Larison
           -------------------------------------
Name:

Title:

Company:

Date:     3/08/04




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